Exhibit 10.8

SECURITIZE HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose. This Securitize Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Plan has two components: (a) one component (the “423 Component”) is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent and (b) the other component (the “Non-423 Component”) which is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, authorizes the grant of options to purchase Shares pursuant to rules, procedures or sub-plans adopted by the Committee that may be designed to achieve certain tax, securities laws or other objectives for Eligible Employees, as determined in the discretion of the Committee. Except as otherwise provided herein or as determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Section 2. Definitions.

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b) “Board” means the Board of Directors of the Company.

(a) “Business Combination” means the transactions contemplated by that certain Business Combination Agreement, dated as of October 27, 2025, by and among Securitize, Inc., the Company, Cantor Equity Partners II, Inc., Pinecrest Merger Sub, and Senna Merger Sub, Inc.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(d) “Committee” means the Compensation Committee of the Board, unless another committee is designated by the Board. If the Board does not designate a committee, references herein to the “Committee” shall refer to the Board.

(e) “Company” means Securitize Holdings, Inc., a Delaware corporation, including any successor thereto.

(f) “Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Company as compensation for services to the Company or Participating Company, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, parental leave pay, jury duty pay and funeral leave pay; provided that Compensation excludes education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

(g) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(h) “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(b) “Effective Date” means the date on which the Business Combination is consummated.

(i) “Eligible Employee” means an Employee who is customarily employed for at least twenty hours per week and more than five months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering any Employees who may be excluded from participation pursuant to Section 423 of the Code.

(j) “Employee” means any person who renders services to the Company or a Participating Company as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, parental leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(k) “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(l) “ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(n) “Fair Market Value” means the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee.

(o) “Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

(p) “Offering” means the grant of options to purchase Shares under the 423 Component or the Non-423 Component, as applicable, to Eligible Employees under terms approved by the Committee.

(q) “Offering Period” means the period described in Section 5; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of 27 months) and/or the start and end dates of future Offering Periods.

(r) “Participant” means an Eligible Employee who is actively participating in the Plan.

(s) “Participating Companies” means the Subsidiaries and Affiliates that have been designated by the Committee as eligible to participate in the Plan, and such other Subsidiaries and Affiliates that may be designated by the Committee from time to time in its sole discretion. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component. The Committee may designate any Subsidiary or Affiliate as a Participating Company, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders of the Company.

(t) “Plan” means this Securitize Holdings, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(u) “Purchase Date” means one or more dates during an Offering Period, as established by the Committee, on which options granted under the Plan will be exercised and purchases of Shares will be carried out in accordance with the terms of the applicable Offering; provided that, unless otherwise determined by the Committee, each Offering Period will have one Purchase Date on the last Trading Day of such Offering Period.

(v) “Purchase Price” means an amount equal to the lesser of (i) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value on the Purchase Date or (ii) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the first Trading Day of the Offering Period; provided that the Purchase Price per Share will in no event be less than the par value of the Shares.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Share” means a share of the Company’s common stock, par value $0.0001.

(y) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

(z) “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

Section 3. Administration.

(a) Administration of Plan. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code or under the Non-423 Component. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. Notwithstanding anything in the Plan to the contrary and without limiting the generality of the foregoing, the Committee shall have the authority to change the minimum and maximum amounts of Compensation for payroll deductions, the frequency with which a Participant may elect to change their rate of payroll deductions, the dates by which a Participant is required to submit an Enrollment Form, the effective date of a Participant’s withdrawal due to termination or transfer of employment or change in status, and the withholding procedures pursuant.

(b) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to (i) one or more officers of the Company some or all of its authority under the Plan and (ii) one or more committees of the Board some or all of its authority under the Plan.

Section 4. Eligibility. In order to participate in an Offering, an Eligible Employee must deliver a completed Enrollment Form to the Company at least five business days prior to the Offering Date (unless a different time is set by the Company for all Eligible Employees with respect to such Offering) and must elect his or her payroll deduction rate as described in Section 6. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the 423 Component if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

Section 5. Offering Periods. The Committee shall determine, prior to the commencement of a particular Offering Period, the authority to determine the duration, frequency, start and end dates of such Offering Period (subject to a maximum Offering Period of twenty-seven (27) months).

Section 6. Participation.

(a) Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, which may be electronic, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least one percent (1%), but not more than ten percent (10%) of his or her Compensation on each pay day occurring during an Offering Period (or such other minimum and maximum percentages as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence as soon as practicable following the Offering Date and end on the latest practicable payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan. For the avoidance of doubt, all payroll deductions during an Offering Period that are made under the Plan from a Participant’s Compensation shall be made on an after-tax basis. If payroll deductions during an Offering Period for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Committee in its discretion), the Committee may permit Participants to contribute to the Plan by such other means as determined by the Committee. Any reference to “payroll deductions” in this Section 6(a) (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 6(a).

(b) Election Changes. During an Offering Period, unless otherwise determined by the Committee with respect to an Offering Period, a Participant may not increase or decrease his or her rate of payroll deductions applicable to such Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

(c) Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(b), (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

Section 7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions in respect of such Offering Period by the applicable Purchase Price; provided, that in no event shall any Participant purchase more than 1,000 Shares during an Offering Period or such other maximum number of Shares as the Committee may establish from time to time before an Offering Period begins (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 4(ii) and Section 13 of the Plan) (the “Offering Period Limit”).

Section 8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase Shares will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account, subject to the Offering Period Limit and other limitations set forth in the Plan. No fractional Shares may be purchased, but contributions unused in a given Offering Period due to being less than the cost of a Share will be carried forward to the next Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

Section 9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the Shares be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the Shares subject to any option granted hereunder until such Shares have been delivered pursuant to this Section 9.

Section 10. Withdrawal.

(a) Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least thirty (30) days before the Purchase Date (or such other period determined by the Committee). The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase Shares) shall be paid to the Participant as soon as administratively practicable following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of the Plan.

(b) Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

Section 11. Termination of Employment; Change in Employment Status. Notwithstanding Section 10, upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least fifteen (15) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase Shares) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts by will or the laws of descent and distribution, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase Shares on the Purchase Date, and the Participant will thereafter be deemed to have withdrawn from the next subsequent Offering in accordance with Section 10 immediately prior to the commencement of such applicable Offering Period. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or any Participating Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, if such transfer or employment termination and rehire results in the transfer of the Participant’s participation in an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s option will be qualified under the 423 Component only to the extent that such option and exercise complies with Section 423 of the Code. If such transfer or employment termination and rehire results in the transfer of the Participant’s participation in an Offering under the Non-423 Component to an Offering under the 423 Component, the Participant’s option and the exercise of such option will remain non-qualified under the Non-423 Component.

Section 12. No Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

Section 13. Shares Reserved for Plan.

(a) Number of Shares. Subject to any adjustment in accordance with Section 17, the maximum number of Shares authorized for the issuance under the Plan shall be equal to [●] Shares.

(b) Over-subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering would exceed the total number of Shares remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

Section 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Section 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

Section 16. Statements. Participants will be provided with statements (in such form as determined by the Committee, including electronic form) at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 17. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. In the event that any dividend or other distribution (other than an ordinary dividend or distribution and whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the Company’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable adjust (i) the number of Shares and class of Shares that may be delivered under the Plan, (ii) the Purchase Price per Share and the number of Shares covered by each outstanding option under the Plan, and (iii) the numerical limits of Section 7 and Section 13.

(b) Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

(c) Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10. Notwithstanding the foregoing, in the event of a Corporate Transaction, the Committee may also elect to terminate all outstanding Offering Periods in accordance with Section 18(i).

Section 18. General Provisions.

(a) Equal Rights and Privileges under the 423 Component. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the 423 Component shall have the same rights and privileges.

(b) No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c) Rights as Shareholder. A Participant will become a shareholder with respect to the Shares that are purchased pursuant to options granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

(d) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e) Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f) Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed.

(g) Disqualifying Dispositions under the 423 Component. Each Participant shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an option acquired under the 423 Component, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date. Notwithstanding the foregoing, Participants shall not transfer Shares acquired pursuant to the exercise of an option acquired under the 423 Component to a broker other than the Designated Broker within two years after the Offering Date or within one year after the Purchase Date.

(h) Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18(i), shall have a term of ten years.

(i) Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j) Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

(l) Section 423 Component Tax Treatment. The 423 Component Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code. With respect to the 423 Component, all options are intended to be treated as “statutory stock options” within the meaning of Treasury Regulation §1.409A-1(b)(5)(ii), and the Plan and the options will be interpreted and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Committee, nor any person acting on behalf of the Company or the Committee, will be liable to any Participant or other person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan or any option to be exempt from or satisfy the requirements of Section 423 or 409A of the Code.

(m) Non-Section 423 Component Tax Treatment. The Non-423 Component Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Non-423 Component is intended to be exempt from, or otherwise comply with, Section 409A of the Code, and the Plan and the options shall be interpreted and administered in accordance with such intent. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Committee, nor any person acting on behalf of the Company or the Committee, will be liable to any Participant or other person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of the Plan or any option to be exempt from or satisfy the requirements of Section 409A of the Code.

(n) Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(o) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(p) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.